Exhibit 99.1
Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation Extension of Exchange Offer

Stamford, Conn. (August 16, 2010)—Frontier Communications Corporation (NYSE: FTR) announced today an extension of its offer to exchange up to $500 million of its issued and outstanding 7.875% Senior Notes due 2015 (the “2015 Notes”), $1.1 billion of its 8.250% Senior Notes due 2017 (the “2017 Notes”), $1.1 billion of its 8.500% Senior Notes due 2020 (the “2020 Notes”) and $500 million of its 8.750% Senior Notes due 2022 (the “2022 Notes” and, together with the 2015 Notes, the 2017 Notes and the 2020 Notes, the “Notes”), for a like principal amount of its registered 7.875% Senior Notes due 2015 (the “2015 Exchange Notes”), 8.250% Senior Notes due 2017 (the “2017 Exchange Notes”), 8.500% Senior Notes due 2020 (the “2020 Exchange Notes”) and 8.750% Senior Notes due 2022 (the “2022 Exchange Notes” and, together with the 2015 Exchange Notes, the 2017 Exchange Notes and the 2020 Exchange Notes, the “Exchange Notes”).

Frontier has extended the exchange offer related to the Notes so that it will now expire at 5:00 p.m. New York City time on August 20, 2010.

Copies of the exchange offer documents can be obtained by contacting The Bank of New York Mellon, the exchange agent for the exchange offer (the “Exchange Agent”), at (212) 815-3191, Attention: Corporate Trust Division – Corporate Finance Unit.  Questions concerning the exchange offer may also be directed to the Exchange Agent at the above number.

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Investor Contacts:
David Whitehouse, 203-614-5708
SVP & Treasurer
david.whitehouse@frontiercorp.com

Gregory Lundberg, 203-614-5044
Director, Investor Relations
greg.lundberg@frontiercorp.com

Media Contact:
Brigid Smith, 203-614-5042
AVP Corp. Comm & Recognition
brigid.smith@frontiercorp.com